Schedule 13D
CUSIP No. 09141T 10 7	Page 1 of 4 Pages

EXHIBIT 10

Ravenswood Investment Company, L.P. 52 Vanderbilt Avenue New York New York 10017 212-986-4800

December 3, 2004
VIA FACSIMILE AND UPS NEXT DAY AIR

Robert E. Thrailkill
Chairman of the Board of Directors
Bishop Capital Corporation
222 N. Broadway, Suite A
Riverton, WY 82501

Dear Mr. Thrailkill:

                The Ravenswood Investment Company, L.P. ("Ravenswood") is currently a holder of 48,672 shares of common stock of Bishop Capital Corporation ("Bishop Capital" or the "Company"), which is in excess of five percent (5%) of all outstanding shares of Bishop Capital.  Ravenswood has owned shares of Bishop Capital since 1997, which is in excess of six months from the date hereof.  Pursuant to Section 17-16-1602 of the Wyoming Business Corporation Act ("WBCA"), Ravenswood hereby demands inspection of, and the right to make copies and extracts of, Bishop Capital's records as detailed in the attached Schedule A.  We call your attention to Section 17-16-1602(f) of the WBCA which provides that "'shareholder' includes a beneficial owner whose shares are held … by a nominee on his behalf."  Accordingly, Ravenswood is a record shareholder of common stock of Bishop Capital Corporation through Cede & Co., nominee of the Depository Trust Company.

The purpose of the request is to:

                A.   Determine the actual value of Bishop Capital stock in connection with the proposed 1-for-110 reverse stock split and repurchase of fractional shares at $1.00 per share and to communicate with other shareholders regarding the actions to be taken with respect to the decline in shareholder value.

                B.   Investigate whether proper tax and accounting provisions have been made in connection with the issuance of at least 202,569 shares of the Company's common stock (or in excess of 20% of the shares of the Company outstanding) to Directors and former Directors of the Company for nominal consideration, including but not limited to federal, state and local income taxes for the Company and payroll tax withholding for each Director or former Director who received of shares of the Company's common stock.

C.   Investigate the existence of mismanagement, waste of corporate assets and self-dealing by incumbent executive officers and directors of the Company, including specifically (i) the failure to timely file periodic and other reports with the Securities and Exchange Commission; (ii) the repeated amendment of periodic and other reports with the Securities and Exchange Commission; (iii) the significant dilution of shareholder equity through issuance of at least 202,569 shares of the Company's common stock (or in excess of 20% of the shares of the Company outstanding) to Directors and former Directors of the Company for nominal consideration; (iv) the failure of the Company to hold or give notice to shareholders of annual shareholders meetings; and (v) the failure of Robert J. Thrailkill and the other directors of the Company to file Statements of Beneficial Ownership disclosing their interest in more than five percent (5%) of the shares of the Company.

Schedule 13D
CUSIP No. 09141T 10 7	Page 2 of 4 Pages

                D.  Investigate the existence of false and misleading statements and material omissions in the Company's Proxy Statement on Schedule 14A Amendment No. 2 filed with the Securities and Exchange Commission on October 29, 2004 (the "Proxy Statement"), with respect to the meeting of shareholders scheduled for December 16, 2004 (the "Special Shareholders Meeting"), including specifically (i) the misleading valuation given in the Proxy Statement for the Company's interest in Bridger Creek Partnership; (ii) the misleading valuation given in the Proxy Statement for the Company's interest in Bishop Powers, Ltd., including but not limited to the value of the sales contract entered into by the Company in October 2004 which was omitted from the Proxy Statement; (iii) the misleading valuation given in the Proxy Statement for the Company's interest in Creekside Apartments, LLLP; and (iv) the existence of any internal or external valuations of the assets of the Company.

                Please contact me at 212-673-0484 to discuss a time for an inspection by a Ravenswood representative of the records list described above.  Alternatively, copies of the requested documents may be sent to Ravenswood 's address as set forth above.  We call your attention to the fact that under WBCA Section 17-16-1602(b) you are required to comply with this demand within five (5) business days of the date hereof.

Sincerely,

The Ravenswood Investment Company, L.P.

By: /s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member of Ravenswood Management Company, L.L.C., which serves as the General Partner of The Ravenswood Investment Company, L.P.

     cc:      A. Thomas Tenenbaum, Esq. (via fax 720-529-9003 and UPS Next Day Air)
                   The Tenenbaum Law Firm
                Paul Fischer, Esq. (via fax 202-942-9635 and U.S. Mail)
                   Securities and Exchange Commission, Division of Corporation Finance

Schedule 13D
CUSIP No. 09141T 10 7	Page 3 of 4 Pages

AFFIDAVIT

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

ON THIS 3rd day of July, 2004, I, Robert E. Robotti, having been duly sworn according to law, do hereby depose and say:

                1.     I am Managing Member of Ravenswood Management Company, L.L.C., which serves as the General Partner of The Ravenswood Investment Company, L.P. ("Holder"), and am duly authorized to make this affidavit.

                2.     I have read the letter of December 3, 2004, addressed to Robert E. Thrailkill, Chairman of the Board of Directors, Bishop Capital Corporation (the "Company"), a Wyoming corporation, requesting certain records of shareholders of the Company (the "Demand").  I have knowledge of the facts stated in the Demand, and they are true and correct to the best of my knowledge, information and belief.

3. I am authorized to make the Demand on behalf of Holder, I have executed this Demand, and the Demand is my act and deed.

4. Holder is currently the beneficial holder of 48,672 shares of Common Stock of the Company, par value $.01 per share. Holder has owned shares of Bishop Capital since 1997.

/s/ Robert E. Robotti

Robert E. Robotti

Sworn before me this 3rd day of December 2004

/s/ Senen V. Bacalan
SENEN V. BACALAN
Notary Public, State of New York
No. 41-4920180
Qualified in Rockland County
Term Expires February 16, 2006

Schedule 13D
CUSIP No. 09141T 10 7	Page 4 of 4 Pages

SCHEDULE A

1.     The following financial statements of Bishop Capital and each of its subsidiaries and/or investments, including but not limited Creekside Apartments, LLP, Bridger Creek Partnership, and Bishop Powers, Ltd. (collectively the "Subsidiaries"): monthly financial statements including balance sheets; income statements, cash flow statements and trial balances; unaudited financial statements (both consolidated and unconsolidated) for Bishop Capital and each of its subsidiaries for the fiscal years ended March 31, 2002, March 31, 2003 and March 31, 2004, and for the fiscal quarters ended June 30, 2004, September 30, 2004 (collectively, the "Financial Statements").

2.     All accountants work papers, memoranda, reports, correspondence, emails or other communications of the Company and its Subsidiaries relating to (i) the Financial Statements from April 1, 2001 to the date hereof, (ii) any issuances of stock to the directors, former directors, employees and former employees and any affiliates or associates of the foregoing from January 1996 to the date hereof or (iii) any purchases or sales of real property or interests therein from January 1996 to the date hereof, (iv) the allocation of the basis for any of the sales, transfers of contributions of real property or interests therein from January 1996 to the date hereof, (v) the settlement discussions relating to the lawsuit against Burlington Resources Inc., or (vi) the spin-off considered by the Company disclosed on page 8 of the Proxy Statement (the "Spin-Off) and the tax accounting impacts of such spin-off.  For purposes of this demand the term (a) "affiliate" shall have the meaning given in Rule 144(a)(1) under the Securities Act of 1933, as amended, and (b) "associate" shall have the meaning given in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

3.     All cash receipts and disbursement journals, check registers, bank statements, cancelled checks and wire transfer authorizations for Bishop Capital and each of the Subsidiaries for the period April 2001 through September 2004.

4.     All minutes of meetings of the Board of Directors (or any committee thereof) or the stockholders of Bishop Capital and of each of its Subsidiaries, and all consents in lieu of meeting of the Board of Directors (or any committee thereof) and of the stockholders of Bishop Capital and of each of its subsidiaries from April 1, 2001 through the date hereof, and any documents prepared for the Board or reports submitted to the Board or to stockholders of the Company from April 1, 2001 through the date hereof.

5.     All minutes of meetings of the Board of Directors (or any committee thereof) or the stockholders of Bishop Capital and of each of its Subsidiaries, and all consents in lieu of meeting of the Board of Directors (or any committee thereof) and of the stockholders of Bishop Capital and of each of its subsidiaries from January 1996 through the date hereof, and any documents prepared for the Board or reports submitted to the Board or to stockholders of the Company from January 1996 through the date hereof relating to (i) issuances of stock to the directors, former directors, employees and former employees and any affiliates or associates of the foregoing, (ii) the setting of the record date for the Special Shareholders Meeting, including but not limited to how the setting of the record date related to issuances of common stock to directors, former Directors, officers and former officers of the Company, (iii) any purchases or sales of real property or gas assets or interests therin from January 19996 to the date hereof, (iv) the internal or external valuations of any of the real property or gas assets or interests of the Company and its Subsidiaries or (v) the Spin-Off and the tax and accounting impacts of such spin-offs, (vi) the settlement discussions relating to the lawsuit against Burlington Resources, Inc. or (vii) any plans or proposals to liquidate the Company or any of its Subsidiaries, delist the Company's shares, purchase the Company's shares on the open market or in private transactions, any spin-off of assets of the Company or any of its Subsidiaries, any parent subsidiary merger involving the Company or any of its Subsidiaries, any offers to purchase the Company or any Subsidiary of any of their respective assets by third parties, and any Rule 13e-3 transaction involving the Company or any Subsidiary, including but not limited to, a tender offer.  For purposes of this demand the term "Rule 13e-3 transaction" shall have the meaning given in Rule 13e-3 under the Exchange Act.